As filed with the Securities and Exchange Commission on April 1, 2020

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NeuroBo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47‑2389984 (I.R.S. Employer Identification No.)

200 Berkeley Street, Office 19th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan

NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan

(Full title of the plans)

Richard Kang

President and Chief Executive Officer

NeuroBo Pharmaceuticals, Inc.

200 Berkeley Street, Office 19th Floor

Boston, MA 02116

(Name and Address of agent for service)

(857) 702‑9600

(Telephone number, including area code, of agent for service)

With a copy to:

Hwan Kim, Esq. Robert L. Wernli, Jr. Sheppard, Mullin, Richter & Hampton LLP 2099 Pennsylvania Avenue, N.W., Suite 100 Washington, DC 20006‑6801 Phone (202) 747‑1900	Phillip D. Torrence Honigman LLP 650 Trade Centre Way, Suite 200 Kalamazoo, MI 49002‑0402 (269) 337‑7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company in Rule 12b‑2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Smaller Reporting Company ☒
Non-accelerated filer ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share: To be issued under the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan	3,623,708	$12.76(2)	$46,231.893.92(2)	$6,000.90
Common Stock, par value $.001 per share: To be issued under the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan	548,688	$0.63 (3)	$345,673.44 (3)	$44.87
Total:	4,172,396			6,045.77

(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “2019 Plan”) or the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan (as amended from time to time, the “2018 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)      (i) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of the basis of the exercise price of each of the outstanding stock options, as set forth in the following table.

(ii) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on March 30, 2020, as set forth in the following table.

Type of Shares	Number of Shares	Exercise Price Per Share ($)	Maximum Aggregate Offering Price ($)
Shares subject to currently outstanding stock options issued under the 2019 Plan (i)	360,000	8.39	3,020,400.00
Shares reserved for future issuance under the 2019 Plan (ii)	3,263,708	13.24	43,211,493.92
TOTAL:	3,623,708		46,577,567

(3)      Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for the outstanding stock options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S‑8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

•Annual Report on Form 10K for the fiscal year ended December 31, 2019, filed on March 30, 2020; and‑

•The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8A (File No. 00137809) filed with the Commission on June 20, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.‑‑

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted under the DGCL. The Registrant’s amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•transaction from which the director derives an improper personal benefit;

•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payment of dividends or redemption of shares; or

•breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Under the Registrant’s amended and restated bylaws, expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant, as long as such undertaking remains required by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all expenses (including reasonable attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit	Description	Location
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant	Exhibit 3.1 to the Form 8‑K filed on August 10, 2016
4.1.1	Certificate of Amendment (Reverse Stock Split) to the Third Amended and Restated Certificate of Incorporation of the Registrant	Exhibit 3.1 to the Form 8‑K filed on December 31, 2019
4.1.2	Certificate of Amendment (Name Change) to the Third Amended and Restated Certificate of Incorporation of the Registrant	Exhibit 3.2 to the Form 8‑K filed on December 31, 2019
4.2	Second Amended and Restated Bylaws of the Registrant	Exhibit 3.1 to the Form 8‑K filed on October 29, 2019
4.3	Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan	Exhibit 10.2 to the Form 8‑K filed on December 31, 2019
4.3.1	Form of Non-Qualified Stock Option Agreement for the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan	Exhibit 10.33 to the Form 10‑K filed on March 30, 2020
4.3.2	Form of Incentive Stock Option Agreement for the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan	Exhibit 10.31 to the Form 10‑K filed on March 30, 2020
4.3.3	Form of Restricted Stock Agreement for the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan	Exhibit 10.32 to the Form 10‑K filed on March 30, 2020
4.3.4	Form of Stock Unit Agreement for the Gemphire Therapeutics, Inc. 2019 Equity Incentive Plan	Exhibit 10.34 to the Form 10‑K filed on March 30, 2020
4.4	NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan	Exhibit 10.44 to the Form S‑4 Registration Statement (File No. 333‑233588), initially filed on September 3, 2019
4.4.1	Form of Stock Option Agreement for the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan	Exhibit 10.45 to the Form S‑4 Registration Statement (File No. 333‑233588), initially filed on September 3, 2019
4.4.2	Form of Notice of Stock Option Grant for the NeuroBo Pharmaceuticals, Inc. 2018 Stock Plan	Exhibit 10.47 to the Form S‑4 Registration Statement (File No. 333‑233588), initially filed on September 3, 2019
5.1	Opinion of Honigman LLP	Filed herewith
23.1	Consent of BDO USA, LLP	Filed herewith
23.2	Consent of Honigman LLP	Included in Exhibit 5.1 filed herewith
24.1	Power of Attorney – NeuroBo Pharmaceuticals, Inc. Directors	Filed herewith

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston,  Massachusetts, on the 1st day of April, 2020.

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ Richard Kang
Richard Kang
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature		Title	Date

/s/ Richard Kang		President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and a Director	April 1, 2020
Richard Kang

Directors: Jason L. Groves Steven Gullans Tae Heum (Ted) Jeong Na Yeon (Irene) Kim Jeong Gyun Oh Michael Salisbury
By:	/s/ Richard Kang		April 1, 2020
Attorney-in-Fact